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                                                                      EXHIBIT 23



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements pertaining to the 1992 Stock Incentive Plan (Form S-8 No. 33-58564) and Employee Stock Purchase Plan (Form S-8 No. 33-87062), of Newport Corporation of our report dated February 14, 1995, with respect to the consolidated financial statements and schedules of Newport Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1994.



                                                               ERNST & YOUNG LLP

Orange County, California
March 27, 1995